Exhibit 23.2


                               Consent of KPMG LLP

KPMG LLP

                          Independent Auditors' Consent
                          -----------------------------





The Board of Directors and Stockholders
United Financial Corp.:

We consent to the incorporation by reference in the registration statement (No. 333-53308) on Form S-8 of United Financial Corp. of our report dated February 16, 2001, with respect to the consolidated statements of income, stockholders' equity and comprehensive income, and cash flows of United Financial Corp. and subsidiaries, for the year ended December 31, 2000, which report appears in the December 31, 2002, annual report on Form 10-K of United Financial Corp.


/s/  KPMG LLP

Billings, Montana
March 27, 2003